Exhibit 10.7

This LOAN AND SECURITY AGREEMENT dated March 15, 2002, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and SENORX, INC. (“Borrower”), whose address is 11 Columbia, Suite A, Aliso Viejo, California 92656, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2.	LOAN AND TERMS OF PAYMENT

2.1	Promise to Pay.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

(i)	Revolving Advances.

(1) Bank will make Revolving Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(2) To obtain a Revolving Advance, Borrower must notify Bank by facsimile or telephone by 12:00 P.M. (Pacific time) on the Business Day such Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B (“Payment/Advance Form”). Bank will credit Revolving Advances to Borrower’s deposit account. Bank may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if such Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephonic notice given by a person whom Bank believes is a Responsible Officer or designee for such purpose.

(3) Borrower will indemnify Bank for any loss Bank suffers due to such reliance, except for any loss caused from the gross negligence or willful misconduct of Bank.

(4) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Revolving Advances and related Obligations are immediately payable, with the understanding that with respect to Non Formula Revolving Advances a special provision as to the maturity thereof applies and is set forth in the definition of Revolving Maturity Date in Section 13 hereof.

(5) Bank’s obligation to lend the undisbursed portion of the Credit Extensions will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

(ii)	Letters of Credit Sublimit.

Bank will issue or have issued letters of credit for Borrower’s account (individually referred as a “Letter of Credit” and collectively referred to herein as the “Letters of Credit”) not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Revolving Advances; provided, however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $500,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

(iii)	Equipment Advances.

(1) Through March 15, 2003 (the “Equipment Availability End Date”), Bank will make advances (individually referred to herein as an “Equipment Advance” and collectively as the “Equipment Advances”) not exceeding the Committed Equipment Line.

(2) Equipment Advances used to purchase Eligible Equipment purchased within the Applicable New Period (as defined below) are referred to herein as the “New Equipment Advances”. Equipment Advances used to purchase Eligible Equipment purchased within the Applicable Old Period (as defined below) are referred to herein as the “Old Equipment Advances”. New Equipment Advances and Old Equipment Advances are both deemed Equipment Advances hereunder. No Equipment Advance may be based on or relate to items of equipment and related property purchased more than 180 days prior to the making of such Equipment Advance other than as may be permitted based on the category of Equipment Advances relating to Other Equipment as otherwise set forth herein. As used herein “Applicable New Period” shall mean the period beginning on the 90th day prior to the date of the making of the applicable Equipment Advance and ending on the date of the making thereof. As used herein “Applicable Old Period” shall mean the period beginning on the 180th day prior to the date of the making of the applicable Equipment Advance and ending on the 91st day prior to the date of the making thereof.

(3) The amount of a New Equipment Advance may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty charges,

freight discounts and installation expense. The amount of an Old Equipment Advance may not exceed Borrower’s net book value thereof, as reasonably determined. The amount of an Equipment Advance based on Other Equipment purchased over 90 days from the date of such Equipment Advance may not exceed Borrower’s net book value thereof, as reasonably determined.

(4) Not more than 50% of the original amount of all outstanding Equipment Advances from time to time may be based on or relate to Other Equipment. There shall be no more than one Equipment Advance per month and the minimum amount thereof shall be $50,000.

(5) Interest accrues from the date of each Equipment Advance at the rate in Section 2.3(a). Further, each Equipment Advance is payable in thirty (30) equal monthly installments principal plus interest beginning on the first day of the month following the making of such Equipment Advance and continuing on the first day of each of the succeeding twenty-nine months thereafter (such final installment payment date for such Equipment Advance being referred to herein as the “Equipment Maturity Date”), with the understanding that on each Equipment Maturity Date the related Equipment Advance and all related Obligations shall be repaid in full. Equipment Advances when repaid may not be reborrowed.

(6) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.2	Overadvances.

If Borrower’s Obligations under Section 2.1 above exceed the applicable borrowing limitations set forth therein, Borrower must immediately pay Bank the excess.

2.3	Interest Rate, Payments.

(1) Interest Rate. (i) Revolving Advances accrue interest on the outstanding principal balance at a per annum rate of one and one-half percentage points (1.50%) above the Prime Rate; and (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of two percentage points (2.00%) above the Prime Rate. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at five percentage points (5.00%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(2) Payments. Interest due on the Committed Revolving Line is payable monthly on the first day of each month. Interest due on the Equipment Advances is payable monthly on the first day of each month as provided in Section 2.1(e). Bank may debit any of Borrower’s deposit accounts for principal and interest payments owing or any amounts Borrower owes

Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts in accordance with its customary procedures. These debits are not set-offs. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

(3) Prepayments. Borrower may prepay the balance of the Equipment Advances at any time.

2.4	Fees.

Borrower will pay:

(1) Facility Fee. A facility fee relating to the Committed Revolving Line in the amount of $11,250, which is due and payable to the Bank upon the execution hereof, is in addition to interest and all other amounts payable hereunder and is not refundable (and Bank acknowledges that it has received $10,000 as a deposit from Borrower and will apply such deposit to the payment of such facility fee); and

(2) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, which shall be payable when due.

3.	CONDITIONS OF LOANS

3.1	Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2	Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(1) timely receipt of any Payment/Advance Form; and

(2) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain materially true.

4.	CREATION OF SECURITY INTEREST

4.1	Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1	Due Organization and Authorization.

Each of Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2	Collateral.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate (as defined in Section 6.2(b) hereof). All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3	Litigation.

Except as shown in the Schedule, mere are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4	No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5	Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6	Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7	Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8	Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.	AFFIRMATIVE COVENANTS

Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1	Government Compliance.

Borrower will maintain its legal existence and good standing and the legal existence and good standing of all Subsidiaries’ in the applicable jurisdiction of formation and maintain qualification in each applicable jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which such party is subject to the extent that noncompliance therewith could have a material adverse effect on Borrower’s business or operations or could reasonably be expected to cause a Material Adverse Change.

6.2	Financial Statements, Reports, Certificates.

(1) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

(2) Within 20 days after the last day of each month when Revolving Advances are outstanding and in each case prior to making a Revolving Advance when no Revolving Advances are then outstanding, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C (“Borrowing Base Certificate”), with aged listings of accounts receivable and accounts payable.

(3) Within 30 days after the last day of each month and together with the delivery of the annual audited financial statements above, Borrower will deliver to Bank with each of such applicable financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

(4) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.

6.3	Inventory; Returns.

Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4	Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5	Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower’s industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest and shall otherwise be subject to the terms and conditions of this Agreement. If an Event of Default has occurred and is continuing, then, at Bank’s option, proceeds payable under any policy will be payable to Bank on account of the Obligations.

6.6	Primary Accounts.

Borrower will maintain its primary banking and investment account relationships with Bank, which relationships shall include Borrower maintaining deposit and investment account balances in accounts at or through Bank.

6.7	Financial Covenant.

Borrower will maintain as of the last day of each month a ratio of:

(A)	Quick Assets to

(B)	Current Liabilities plus the aggregate amount of all Obligations hereunder to the extent not otherwise included within Current Liabilities, of at least 1.75 to 1.00.

6.8	Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1	Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; or (iv) transfers of other property in an aggregate amount not to exceed $50,000 in any fiscal year, provided that such transfers under this clause (iv) shall not occur upon the occurrence and during continuance of a Default or an Event of Default.

7.2	Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or its ownership of greater than 25% (other than by the sale of Borrower’s equity securities (i) in a public offering, (ii) to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment or (iii) to current investors in the Company). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $25,000 in Borrower’s assets or property.

7.3	Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where: (i) no Default or Event of Default has occurred and is continuing or would result from such action during the term of this Agreement; (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth; and (iii) upon the acquisition of any other Person as otherwise permitted pursuant to the terms of this Section, such Person become an appropriate obligor relating to the Obligations hereunder, as the Bank may determine, and shall execute such agreements, documents and instruments as are reasonably necessary or appropriate, as the Bank may determine, in order to evidence such debt obligations and to establish a first priority security interest in the personal property assets of such Person (other than for any intellectual property assets) in favor of Bank, subject to Permitted Liens. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower as long as no Default or Event of Default is occurring prior thereto or arises or would arise thereafter.

7.4	Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5	Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6	Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment to stockholders or redeem, retire or purchase any capital stock except for repurchases of stock from officers, directors, employees or consultants of Borrower under the terms of applicable repurchase agreements provided that the amount paid by Borrower in connection therewith shall not exceed $100,000 in any fiscal year, provided, further, no such repurchases shall be made upon the occurrence and during the continuance of a Default or an Event of Default.

7.7	Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8	Subordinated Debt

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9	Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.	EVENTS OF DEFAULT

Any one of the following is an “Event of Default” hereunder:

8.1	Payment Default.

If Borrower fails to pay any of the Obligations within 3 days after their due date. During such additional 3 day period the failure to cure such payment default is not an Event of Default hereunder (but no Credit Extension will be made during the cure period);

8.2	Covenant Default.

If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7; or

If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower’s attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3	Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral (any of the foregoing is referred to herein as a “Material Adverse Change”).

8.4	Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is hot removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5	Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed or stayed);

8.6	Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7	Judgments.

If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied), but an Event of Default shall not arise from the foregoing if any such judgment or judgments have been submitted to Borrower’s insurance carrier and such insurance carrier has accepted such submissions and determined that they are fully covered liabilities under Borrower’s effective policy with such carrier for which Borrower shall only be liable for the payment of any applicable deductible; or

8.8	Misrepresentations.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement (as of the date such representation or statement was made or is deemed to be made pursuant to the terms and conditions hereof) in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.	BANK’S RIGHTS AND REMEDIES 9.1

9.1	Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following (to the extent any of the following does not violate law):

(1) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(2) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(3) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(4) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(5) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(6) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s intellectual property assets as they pertain to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(7) Dispose of the Collateral according to the Code.

9.2	Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3	Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4	Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5	Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6	Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7	Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.	NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.	CHOICE OF LAW. VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Orange County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	GENERAL PROVISIONS

12.1	Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2	Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3	Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4	Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5	Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7	Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8	Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.	DEFINITIONS

13.1	Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed to Borrower in connection with the sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowing Base” means $500,000 plus up to 75% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the foregoing percentage after performing audits of Borrower’s Collateral from time to time.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the California Uniform Commercial Code, as applicable and as amended or otherwise modified from time to time.

“Collateral” is the property described on Exhibit A.

“Committed Equipment Line” is a Credit Extension of up to $1,000,000.

“Committed Revolving Line” is a credit amount with respect to Revolving Advances amount of up to the aggregate amount of $1,500,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is each Revolving Advance, Equipment Advance, Letter of Credit, and each other extension of credit by Bank for Borrower’s benefit.

“Current Assets” are amounts that under GAAP should be included on that date as current assets on Borrower’s consolidated balance sheet.

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

“Default” shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice, reasonably concurrent with any such change. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(1) Accounts that the account debtor has not paid within 90 days of invoice date;

(2) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(3) Credit balances over 90 days from invoice date;

(4) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(5) Accounts for which the account debtor does not have its principal place of business in the United States;

(6) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

(7) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(8) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(9) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(10) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(11) Accounts for which Bank reasonably determines collection to be doubtful.

“Eligible Equipment” is computer, laboratory test and measurement equipment, and office equipment, and Other Equipment, subject to (1) the limitations set forth below in the definition of Other Equipment and (2) provided that any and all of such items comply with all of Borrower’s representations, warranties and covenants in favor of the Bank and which are acceptable to Bank in all respects.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” is defined in Section 2.1.3. “Equipment Availability End Date” is defined in Section 2.1.3. “Equipment Maturity Date” is defined in Section 2.1.3.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“GAAP” is generally accepted accounting principles, consistently applied.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Letter of Credit” is defined in Section 2.1.2.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties or third party suretyship obligations in favor of Bank executed by Borrower or other Persons, as applicable, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” has the meaning set forth in Section 8.3.

“Non-Formula Revolving Advances” shall mean those Revolving Advances at any date of determination that comprise the lesser of (A) $500,000 or (B) the aggregate amount of Revolving Advances outstanding.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including with respect to letters of credit, if any, and other credit accommodations extended to the Borrower, together with interest accruing after Insolvency Proceedings of the Borrower begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Other Equipment” shall mean furnishings, demo or placement units and other items of equipment and related personal property purchased by Borrower more than 180 days prior to the date of the proposed Equipment Advance (but in no event earlier than January 1, 2001), together with other items that the Bank determines to be acceptable to it in its discretion.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule, as acceptable to Bank;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness relating to capital lease obligations of Borrower regarding equipment;

(f) Indebtedness secured by Permitted Liens;

(g) Indebtedness secured by purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(h) Indebtedness of Borrower to any Subsidiary provided that any such Indebtedness is Subordinated Debt and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(i) Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(j) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a), (b) and (d) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, provided, further, extensions of existing Subordinated Debt shall also be Permitted Indebtedness hereunder as long as no other material term of such Subordinated Debt or any provision of any related document or agreement or any term with respect to the rights of Bank relating thereto is modified in connection therewith other than as Bank may consent to in writing.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Closing Date;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue and (iv) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy has been provided to the Bank and such Investment does not otherwise result in an Event of Default hereunder;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d) Investments accepted in connection with Transfers permitted by Section 7.1;

(e) Investments consisting of travel advances and employee relocation loans made in the ordinary course of business but not exceeding $100,000 in the aggregate at any time,

provided no such cash Investment may be made while a Default or an Event of Default is occurring;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year and no such cash Investment may be made while a Default or an Event of Default is then occurring;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates of Borrower, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary and any such above permitted prepaid royalties and other credit extensions shall not exceed $50,000 in any fiscal year, provided, further, that no new such Investment by Borrower may be made while a Default or an Event of Default has occurred and is continuing;

(i) Investments consisting of loans to employees, consultants, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors, provided that the aggregate amount of such loans in any fiscal year of Borrower shall not exceed $50,000 and no new such Investment may be made while a Default or an Event of Default has occurred and is continuing; and

(j) Investments consisting of advances or loans or contributions by Borrower to its Subsidiaries and by Subsidiaries in or to other Subsidiaries in an aggregate amount with respect to all such Investments not to exceed $750,000 at any time outstanding, provided no new such Investment may be made while a Default or an Event of Default has occurred and is continuing.

“Permitted Liens” are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents, and as acceptable to the Bank;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business;

(e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(f) Leases or subleases granted by third parties to Borrower entered into in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 month, as determined according in accordance with GAAP.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Advance” or “Revolving Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Revolving Maturity Date” is March 15, 2003, provided that with respect to Non Formula Revolving Advances and Obligations relating thereto, Revolving Maturity Date shall mean the earlier to occur of March 15, 2003 or the date of the consummation of the next equity financing transaction of Borrower.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:
SENORX, INC.

By:	/s/ Lloyd Malchow

Title:	President and Chief Executive Officer
BANK: SILICON VALLEY BANK

By:	/s/ [Illegible]

Title:

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to all of Borrower’s personal property, including without limitation the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter-of-credit rights, commercial tort claims, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration inventions, mask works, (and applications and registrations therefor), and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent rights, (and applications and registrations therefor) and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks (and applications therefor), whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; trade names, trade styles, software and computer programs, source code, object code, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, now owned or hereafter acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM    RE:  SENORX, INC.

DEADLINE FOR SAME DAY PROCESSING is 12:00 P.S.T.

Fax To:	Date:______________________

☐ Loan Payment:

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $_______________________________and/or Interest $________________________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:____________________________	Phone Number:_____________

☐ Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Amount of Advance $___________________

          All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:____________________________	Phone Number:_____________

 Outgoing Wire Request

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00 pm, P.S.T.

Beneficiary Name:______________________	Amount of Wire: $____________________

Beneficiary Bank: _______________________	Account Number: _____________________

City and State: ________________________________

Beneficiary Bank Transit (ABA) #:____________________	Beneficiary Bank Code (Swift, Sort, Chip, etc.):____ (For International Wire Only)

Intermediary Bank: _____________________	Transit (ABA) #:_____________________________

For Further Credit to: ____________________________________________________________________

Special Instruction: ______________________________________________________________________

          By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: __________________________	2nd Signature (If Required):___________________

Print Name/Title: ______________________________	Print Name/Title:____________________________

Telephone # _________________________________	Telephone # _________________________________

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower	SenoRx	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054

Commitment Amount:             $1,500,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of ____			$	___________
2.	Additions (please explain on reverse)			$	___________
3.	TOTAL ACCOUNTS RECEIVABLE			$	___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$	___________
5.	Balance of 50% over 90 day accounts	$	___________
6.	Credit balances over 90 days	$	___________
7.	Concentration Limits	$	___________
8.	Foreign Accounts	$	___________
9.	Governmental Accounts	$	___________
10.	Contra Accounts	$	___________
11.	Promotion or Demo Accounts	$	___________
12.	Intercompany/Employee Accounts	$	___________
13.	Other (please explain on reverse)	$	___________
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS			$	___________
15.	Eligible Accounts (#3 minus #14)			$	___________
16.	LOAN VALUE OF ACCOUNTS (75% of #15)			$	___________

BALANCES
17.	Maximum Loan Amount	$	___________
18.	Total Funds Available [Lesser of #17 or #16]			$	___________
19.	Present balance owing on Line of Credit	$	___________
20.	Outstanding under Sublimits (LC)	$	___________
21.	RESERVE POSITION (#18 minus #19 and #20)			$	___________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

SenoRx, Inc.		BANK USE ONLY

By:		Rec’d By:
	Authorized Signer		Auth. Signer

Date:
Verified:
Auth. Signer

Date:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive Santa Clara, CA 95054

FROM:	SenoRx, Inc.

The undersigned authorized officer of SenoRx, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined on an ongoing basis and not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements + CC	Monthly within 30 days		Yes	No
Annual (Audited)	FYE within 120 days		Yes	No
A/R & A/P Agings	Monthly within 20 days, when borrowing		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
Borrowing Base Certificate	Monthly within 20 days, when borrowing		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:			Yes	No
Minimum Quick Ratio, per the loan agreement	1.75:1.00	_____:100	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,	BANK USE ONLY

Received by:
SenoRx, Inc.		AUTHORIZED SIGNER

Date:
SIGNATURE
Verified:

AUTHORIZED SIGNER
TITLE	Date:

Compliance Status: ☐ Yes ☐ No
DATE

Silicon Valley Bank

Amendment to Loan and Security

Agreement

Borrower:	SenoRx, Inc.

Dated:	May 28, 2003

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is made to the Loan and Security Agreement between them dated March 15, 2002, as amended (the “Loan Agreement”). Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.

Borrower and Bank desire to modify the terms of the Loan Agreement and the parties hereby agree to do so as follows:

14. Modification to Section 2.1.1(a). Section 2.1.l(a) of the Loan Agreement is hereby amended to read as follows:

“(a) Bank will make Revolving Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the sum of amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and the Credit Card Utilization. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.”

15. Modification to Section 2.1.2. Section 2.1.2 of the Loan Agreement is hereby amended to read as follows:

“2.1.2 Letters of Credit Sublimit.

Bank will issue or have issued letters of credit for Borrower’s account (individually referred as a “Letter of Credit” and collectively referred to herein as the “Letters of Credit”) not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the sum of outstanding principal balance of the Revolving Advances and the Credit Card Utilization; provided, however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $500,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

16. New Sections 2.1.3A and 2.1.4. Two new sections are hereby added to the Loan Agreement to follow immediately after Section 2.1.3, which new sections shall be entitled “2.1.3A. Equipment A Advances” and “Section 2.1.4 Business Credit Card Subfacility,” and they shall read respectively as follows:

“2.1.3A. Equipment A Advances.

“(a) Through May 28, 2004 (the “Equipment A Availability End Date”), Bank will make advances (individually referred to herein as an “Equipment A Advance” and collectively as the “Equipment A Advances”) not exceeding $800,000.

Silicon Valley Bank	Amendment to Loan Agreement

(b) Equipment A Advances are to be used to finance Eligible Equipment purchased in the period beginning on the 90th day prior to the date of the making of the applicable Equipment A Advance and ending on the date of the making thereof.

(c) The amount of an Equipment A Advance may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than 25% of the original amount of all outstanding Equipment A Advances from time to time may be based on or relate to Other Equipment.

(d) There shall be no more than one Equipment A Advance per month and the minimum amount thereof shall be $5 0,000.

(e) Interest accrues from the date of each Equipment A Advance at the applicable rate set forth in Section 2.3(a). Further, each Equipment A Advance is payable in thirty-six (36) equal monthly installments principal plus interest beginning on the first day of the month following the making of such Equipment A Advance and continuing on the first day of each of the succeeding thirty-five months thereafter (such final installment payment date for such Equipment Advance being referred to herein as the “Equipment A Maturity Date”), with the understanding that on each Equipment A Maturity Date the related Equipment A Advance and all related Obligations shall be repaid in full. Equipment A Advances when repaid may not be reborrowed.

(f) To obtain an Equipment A Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Equipment A Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.1.4 Business Credit Card Subfacility.

Up to $150,000 of the Committed Revolving Line may be utilized in connection with Bank’s issuance of corporate credit cards for Borrower, provided that at the time of the issuance of any such credit cards Borrower has available to it Revolving Advances in an amount equal to or greater than the credit limits on the proposed new credit cards (with the aggregate amount of credit limits on all such outstanding credit cards being collectively referred to herein as the “Credit Card Utilization”).

Silicon Valley Bank	Amendment to Loan Agreement

17. Revised Section 2.3(a) and Section 2.3(b). Subsections (a) and (b) of Section 2.3 are hereby amended and restated to read, respectively, as follows:

(a) Interest Rate. (i) Revolving Advances accrue interest on the outstanding principal balance at a per annum rate of one and one-quarter percentage points (1.25%) above the Prime Rate, provided that the applicable interest shall in no event be less than 5.50% per annum; (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of two percentage points (2.00%) above the Prime Rate; and (iii) Equipment A Advances accrue interest on the outstanding principal balance at a per annum rate of one and three-quarters percentage points (1.75%) above the Prime Rate, provided that the applicable interest shall in no event be less than 6.00% per annum. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at five percentage points (5.00%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed,

(b) Payments. Interest due on the Committed Revolving Line is payable monthly on the first day of each month. Interest due on the Equipment Advances and the Equipment A Advances is payable monthly on the first day of each month as provided in Section 2.1(e). Bank may debit any of Borrower’s deposit accounts for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts in accordance with its customary procedures. These debits are not set-offs. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.”

18. Modified Section 6.2(a)(ii). Clause (a)(ii) of Section 6.2 of the Loan Agreement is hereby amended to read as follows:

“(ii) as soon as available, but no later than 180 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

Silicon Valley Bank	Amendment to Loan Agreement

19. Revised Section 6.6. Section 6.6 of the Loan Agreement is hereby amended to read as follows:

“Section 6.6 Primary Accounts.

Borrower will maintain its primary depository and investment accounts with Bank, which shall include Borrower maintaining account balances in any such accounts at or through Bank representing at least 85% of all account balances of Borrower at any financial institution.”

20. Modified Section 6.7. Section 6.7 of the Loan Agreement is hereby amended to read as follows:

“6.7 Financial Covenant.

Borrower will maintain as of the last day of each month a ratio of:

(A) Quick Assets to

(B) Current Liabilities plus the aggregate amount of all Obligations hereunder to the extent not otherwise included within Current Liabilities,

of at least 1.25 to 1.00.”

21. New Section 7.10. A new section is hereby added to the Loan Agreement to follow immediately after Section 7.9 which new section shall be entitled “7.10. No Further Negative Pledge Agreements” and is to read as follows:

“7.10 No Further Negative Pledge Agreements. Without limitation of any other term or condition set forth herein or in any other Loan Document, Borrower shall not enter into any agreements or transactions in which, or otherwise with respect to which, Borrower agrees not to encumber or create a Lien regarding its Intellectual Property assets.”

22. New Definitions. Section 13 of the Loan Agreement is hereby amended by adding the defined terms of “Credit Card Utilization” and “Equipment A Advances” thereto and inserting such definitions in their appropriate alphabetical order in such Section:

“ ‘Credit Card Utilization’ shall have the meaning set forth in Section 2.1.4 hereof.

‘Equipment A Advances’ has the meaning set forth in Section 2.1.3A hereof.”

23. Revised Definitions. Section 13 of the Loan Agreement is hereby amended by amending and restating the definitions of “Borrowing Base”, “Committed Revolving Line”, “Eligible Accounts”, “Other Equipment”, “Quick Assets” and “Revolving Maturity Date” to read, respectively, as follows:

“ ‘Borrowing Base’ means Non-Formula Amount plus up to 75% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base

Silicon Valley Bank	Amendment to Loan Agreement

Certificate; provided, however, that Bank may lower the foregoing percentage after performing audits of Borrower’s Collateral from time to time. As used herein the term “Non-Formula Amount” shall mean up to the sum of $1,300,000 through January 30, 2004 and up to $ 1,000,000 thereafter.

‘Committed Revolving Line’ is a credit amount with respect to Revolving Advances amount of up to the aggregate amount of Three Million One Hundred Thousand Dollars ($3,100,000).

‘Eligible Accounts’ are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice, reasonably concurrent with any such change. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a) Accounts that the account debtor has not paid within 90 days of invoice date;

(b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c) Credit balances over 90 days from invoice date;

(d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(e) Accounts for which the account debtor does not have its principal place of business in the United States (unless pre-approved by Bank in its discretion in writing, or backed by a letter of credit satisfactory to Bank, or FCIA insured satisfactory to Bank);

(f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality (unless, with respect to federally-related account debtor, there has been compliance, to Bank’s satisfaction, with the United States Assignment of Claims Act);

(g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

Silicon Valley Bank	Amendment to Loan Agreement

(i) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(k) Accounts for which Bank reasonably determines collection to be doubtful.

‘Other Equipment’ shall mean (A) for purposes of Equipment Advances under Section 2.1.3 hereof, furnishings, demo or placement units and other items of equipment and related personal property purchased by Borrower more than 180 days prior to the date of the proposed Equipment Advance (but in no event earlier than January 1, 2001), together with other items that the Bank determines to be acceptable to it in its discretion and (B) for purposes of Equipment A Advances under Section 2.1.3A hereof, leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, training expenses, and other intangible property acceptable to Bank.

“Quick Assets” is, on any date, the Borrower’s consolidated cash, cash equivalents, net trade accounts receivable and investments with maturities of fewer than 12 months, as determined according in accordance with GAAP and with all such assets being unrestricted other than for general lien of Bank arising hereunder (with the foregoing not including any asset that is a dedicated asset with respect to the extension of a specific credit accommodation, such as a cash-secured letter of credit) and subject in any event to Permitted Liens, but no holder of any such Permitted Lien shall be permitted to have any restrictions over the use of any such assets or otherwise have a Lien that has a priority ahead of Bank under any circumstances.

‘Revolving Maturity Date’ is April 30, 2004.”

24. Fee. Borrower shall pay to Bank a facility fee in connection herewith in the amount of $23,250, which shall be in addition to interest and to all other amounts payable under the Loan Agreement, and which shall not be refundable.

25. Conditions to Effectiveness. The following shall be conditions precedent to the effectiveness of this Agreement:

25.1 Executed Counterparts; Certified Resolutions. Borrower shall deliver to Bank fully executed and authorized counterparts of this Amendment together with certified corporate

Silicon Valley Bank	Amendment to Loan Agreement

resolutions relating hereto that authorize the execution and delivery of this Amendment and the incurring of the obligations referenced herein;

25.2 Delivery of Stock Warrant. Borrower shall deliver to Bank a warrant to purchase 50,000 shares of Series C Preferred stock of Borrower at an initial exercise price per share equal to $1.96, in form and substance acceptable to Bank; and

25.3 Subordination of Century Medical Note. All Obligations owing from Borrower to Century Medical shall be subordinated on terms and conditions that are acceptable to the Bank in its reasonable discretion.

26. Representations True. Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as amended hereby, are true and correct.

27. General Provisions. The amendments and modifications set forth in this Agreement shall be deemed effective as of the date hereof when all conditions to effectiveness have been satisfied, as Bank has determined. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Bank:

SENORX, INC.		SILICON VALLEY BANK

By	/s/ Lloyd H. Malchow	By	/s/ [Illegible]
Title	President + CEO	Title	VP

Silicon Valley Bank

Amendment to Loan and Security

Agreement

Borrower:	SenoRx, Inc.

Dated:	April 30, 2004

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is made to the Loan and Security Agreement between them dated March 15, 2002, as amended by that certain Amendment to Loan and Security Agreement dated May 28, 2003, and as amended and otherwise modified from time to time (referred to herein as the “Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

Borrower and Bank desire to modify the terms of the Loan Agreement and the parties hereby agree to do so as follows, with all of such modifications deemed effective as of the date hereof:

1. Revised Section 2.1.3A. Section 2.1.3A is hereby amended to read as follows:

“2.1.3A. Equipment A Advances.

“(a) Through December 31, 2004 (the “Equipment A Availability End Date”), Bank will make advances (individually referred to herein as an “Equipment A Advance” and collectively as the “Equipment A Advances”) not exceeding $1,100,000. It is agreed, however, that as of the date of the April 2004 Amendment, Borrower has already utilized certain of the original availability for Equipment A Advances prior to the date thereof and therefore as of date of the effectiveness of the April 2004 Amendment, only $483,698.29 of the above referenced $1,100,000 remains for additional Equipment A Advances.

(b) Equipment A Advances are to be used to finance Eligible Equipment purchased in the period beginning on the 90th day prior to the date of the making of the applicable Equipment A Advance and ending on the date of the making thereof.

(c) The amount of an Equipment A Advance may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty

Silicon Valley Bank	Amendment to Loan Agreement

charges, freight discounts and installation expense. Not more than 35% of the original amount of all outstanding Equipment A Advances from time to time may be based on or relate to Other Equipment.

(d) There shall be no more than one Equipment A Advance per month and the minimum amount thereof shall be $50,000.

(e) Interest accrues from the date of each Equipment A Advance at the applicable rate set forth in Section 2.3(a). Further, each Equipment A Advance is payable in thirty-six (36) equal monthly installments principal plus interest beginning on the first day of the month following the making of such Equipment A Advance and continuing on the first day of each of the succeeding thirty-five months thereafter (such final installment payment date for such Equipment Advance being referred to herein as the “Equipment A Maturity Date”), with the understanding that on each Equipment A Maturity Date the related Equipment A Advance and all related Obligations shall be repaid in full. Equipment A Advances when repaid may not be reborrowed.

(f) To obtain an Equipment A Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Equipment A Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.”

2. Modified Section 6.7. Section 6.7 of the Loan Agreement is hereby amended to read as follows:

“6.7 Financial Covenant.

Borrower will maintain as of the last day of each month a ratio of:

(A) Quick Assets to

(B) Current Liabilities plus the aggregate amount of all Obligations hereunder to the extent not otherwise included within Current Liabilities less deferred revenue,

of at least 1.10 to 1.00.”

3. New Definition. Section 13 of the Loan Agreement is hereby amended by adding the defined term of “April 2004 Amendment” thereto and inserting such definition in its appropriate alphabetical order in such Section:

“ ‘April 2004 Amendment’ shall mean that certain Amendment to Loan and Security Agreement dated April 30, 2004 by and between Bank and Borrower.”

Silicon Valley Bank	Amendment to Loan Agreement

4. Revised Definitions. Section 13 of the Loan Agreement is hereby amended by amending and restating the definitions of “Borrowing Base”, “Other Equipment” and “Revolving Maturity Date” to read, respectively, as follows:

“ ‘Borrowing Base’ means Non-Formula Amount plus up to 75% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the foregoing percentage after performing audits of Borrower’s Collateral from time to time. As used herein the term “Non-Formula Amount” shall mean (i) up to the amount of $1,000,000 in the period from January 31, 2004 through and including June 30, 2004; (ii) up to the amount of $750,000 in the period from July 1, 2004 through and including December 31,2004; and (iii) up to $500,000 thereafter.

‘Other Equipment’ shall mean (A) for purposes of Equipment Advances under Section 2.1.3 hereof, furnishings, demo or placement units and other items of equipment and related personal property purchased by Borrower more than 180 days prior to the date of the proposed Equipment Advance (but in no event earlier than January 1, 2001), together with other items that the Bank determines to be acceptable to it in its discretion and (B) for purposes of Equipment A Advances, leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, demo or placement units, training expenses, and other intangible property acceptable to Bank.

‘Revolving Maturity Date’ is April 29,2005.”

5. Fee. Borrower shall pay to Bank a facility fee in connection herewith in the amount of $23,250, which shall be in addition to interest and to all other amounts payable under the Loan Agreement, and, further, which shall not be refundable.

6. Conditions to Effectiveness. The following shall be conditions precedent to the effectiveness of this Agreement:

6.1 Executed Counterparts: Certified Resolutions. Borrower shall deliver to Bank fully executed and authorized counterparts of this Amendment together with certified corporate resolutions relating hereto that authorize the execution and delivery of this Amendment and the incurring of the obligations referenced herein; and

6.2 Delivery of Stock Warrant. Borrower shall deliver to Bank a warrant to purchase 17,347 shares of Series C Preferred stock of Borrower at an initial exercise price per share equal to $1.96, in form and substance acceptable to Bank; and

7. Representations True. Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as amended hereby, are true and correct.

Silicon Valley Bank	Amendment to Loan Agreement

8. General Provisions. The amendments and modifications set forth in this Agreement shall be deemed effective as of the date hereof when all conditions to effectiveness have been satisfied, as Bank has determined. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Bank:

SENORX, INC.		SILICON VALLEY BANK

By	/s/ Lloyd Malchow	By	/s/ [Illegible]
Title	President & CEO	Title	Vice President

Silicon Valley Bank

Amendment to Loan and Security

Agreement

Borrower:	SenoRx, Inc.

Dated:	December 27, 2004

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is made to the Loan and Security Agreement between them dated March 15, 2002, as amended from time to time (the “Loan Agreement”). Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.

Borrower and Bank desire to modify the terms of the Loan Agreement and the parties hereby agree to do so as follows:

1. Modification to Section 6.7. Section 6.7 of the Loan Agreement is hereby amended to read as follows:

“6.7 Financial Covenant

Borrower will maintain as of the last day of each month a ratio of:

(A) Quick Assets to

(B) Current Liabilities plus the aggregate amount of all Obligations hereunder to the extent not otherwise included within Current Liabilities less deferred revenue,

of at least 1.10 to 1.00;

PROVIDED, that the Subordinated Debt owing to Venture Lending & Leasing IV, Inc. that is subject to the VLL Subordination Agreement (as defined below) shall be deemed excluded for purposes of determining the amount of Current Liabilities in the foregoing financial covenant ratio.”

2. Modification to Section 7.8. Section 7.8 of the Loan Agreement is hereby amended to read as follows:

“Section 7.8. Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent, other than modifications of the Subordinated Debt as long as no material term of such Subordinated Debt, any material provision of any related document or any agreement or any term with respect to the rights of Bank relating thereto is modified in connection therewith other than as Bank may consent to in writing. Without limitation of the foregoing, material terms applicable to Subordinated Debt shall include, without limitation, an increase in the principal amount of debt, or a change in terms resulting in more burdensome terms or provisions applicable to the Borrower or any other change that impairs the Borrower’s ability to perform its Obligations hereunder.”

3. Addition to Collateral. Section 13 of the Loan Agreement is hereby amended by modifying the definition of Collateral to add the following thereto statement at the end of Exhibit A to the Loan Agreement: “The Collateral shall also include without limitation all proceeds of Intellectual Property arising from the sale or other disposition of any kind with respect to the Intellectual Property, including, without limitation, proceeds arising from the licensing of Intellectual Property.”

4. Modification of Other Defined Terms. Section 13 of the Loan Agreement is hereby amended by amending and restating the definitions of “Permitted Liens” and “Subordinated Debt” to read, respectively, as follows:

“ ‘Permitted Liens’ are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents, and as acceptable to the Bank;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business;

(e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f) Leases or subleases granted by third parties to Borrower entered into in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property; and

(g) Liens in favor of Venture Lending and Leasing IV, Inc. as long as such liens remain subject to the VLL Subordination Agreement and the VLL Subordination Agreement remains in full force and effect.”

“ ‘Subordinated Debt’ is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing and shall include the Indebtedness owing to VLL as long as such Indebtedness remains subject to the VLL Subordination Agreement and the VLL Subordination Agreement remains in full force and effect”

5. New Definition. Section 13 of the Loan Agreement is hereby amended by adding the defined term “VLL Subordination Agreement” thereto and inserting such definition in its appropriate alphabetical order in such Section:

“ ‘VLL Subordination Agreement” shall mean that certain Subordination Agreement dated December 27, 2004 between Venture Lending & Leasing IV, Inc. and Bank, as amended or otherwise modified from time to time.”

6. Consent to Negative Pledge Agreement. Bank hereby consents to Borrower’s entering into a negative pledge agreement with respect to its Intellectual Property in favor of Venture Lending & Leasing IV, Inc. (“VLL”) in connection with the Subordinated Debt owing to VLL subject to the VLL Subordination Agreement and waives any provisions in the Loan Documents to the contrary with respect to, and only with respect, the specific negative pledge agreement referenced above.

7. Representations True. Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as amended hereby, are true and correct.

8. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Bank:

SENORX, INC.		SILICON VALLEY BANK

By	/s/ Lloyd Malchow	By	/s/ [Illegible]
Title	President & CEO	Title	Relationship Manager

Silicon Valley Bank

Amendment to Loan and Security

Agreement

Borrower:	SenoRx, Inc.

Dated:	April 30, 2005

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is made to the Loan and Security Agreement between them dated March 15, 2002, as amended from time to rime (the “Loan Agreement”). Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.

Borrower and Bank desire to modify the terms of the Loan Agreement and the parties hereby agree to do so as follows:

1. Modification to Section 2.1.l(a). Section 2.1.1(a) of the Loan Agreement is hereby amended to read as follows:

“(a) Bank will make Revolving Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the sum of amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and the Credit Card Utilization, provided that there shall be no deduction for Credit Card Utilization if the only Revolving Advances outstanding on any date of determination are based on the Non-Formula Amount component of the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.”

2. Modification to Section 2.1.2. Section 2.1.2 of the Loan Agreement is hereby amended to read as follows:

“2.1.2 Letters of Credit Sublimit

Bank will issue or have issued letters of credit for Borrower’s account (individually referred as a “Letter of Credit” and collectively referred to herein as the “Letters of Credit”) not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the sum of outstanding principal balance of the

Silicon Valley Bank	Amendment to Loan Agreement

Revolving Advances and the Credit Card Utilization, provided that there shall be no deduction for Credit Card Utilization if the only Revolving Advances outstanding on any date of determination are based on the Non-Formula Amount component of the Borrowing Base); provided, further, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $500,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request”

3. New Sections 2.1.3B. A new section is hereby added to the Loan Agreement to follow immediately after Section 2.1.3A, which new section shall be entitled “2.1.3B. Equipment B Advances”, and such section shall read as follows:

“2.1.3B. Equipment B Advances.

“(a) Through March 31, 2006 (the “Equipment B Availability End Date”), Bank will make advances (individually referred to herein as an “Equipment B Advance” and collectively as the “Equipment B Advances”) not exceeding $600,000.

(b) Equipment B Advances are to be used to finance or refinance Eligible Equipment purchased in the period beginning on December 31, 2004 through the Equipment B Availability End Date.

(c) The amount of an Equipment B Advance may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, snipping, warranty charges, freight discounts and installation expense. Not more than 25% of the original amount of all outstanding Equipment B Advances from time to time may be based on or relate to Other Equipment.

(d) There shall be no more than one Equipment B Advance per month and the minimum amount thereof shall be $50,000.

(e) Interest accrues from the date of each Equipment B Advance at the applicable rate set forth in Section 2.3(a). Further, each Equipment B Advance is payable in thirty-six (36) equal monthly installments of principal plus interest beginning on the first day of the month following the making of such Equipment B Advance and continuing on the first day of each of the succeeding thirty-five months thereafter (such, final installment payment date for such Equipment Advance being referred to herein as the “Equipment B Maturity Date”), with the understanding that on each Equipment B Maturity Date the related Equipment B

Silicon Valley Bank	Amendment to Loan Agreement

Advance and all related Obligations shall be repaid in full. Equipment B Advances when repaid, in full or in part, may not be reborrowed.

(f) To obtain an Equipment B Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Equipment B Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.”

4. Revised Section 2.3(a) and Section 2.3(b). Subsections (a) and (b) of Section 2.3 are hereby amended and restated to read, respectively, as follows:

“(a) Interest Rate, (i) Revolving Advances accrue interest on the outstanding principal balance at a per annum rate of one and one-quarter percentage points (1.25%) above the Prime Rate; (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of two percentage points (2.00%) above the Prime Rate; and (iii) Equipment A Advances and Equipment B Advances shall accrue interest on the outstanding principal balance thereof at a per annum rate of one and three-quarters percentage points (1.75%) above the Prime Rate, provided that the applicable interest shall in no event be less than 6.00% per annum. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at five percentage points (5.00%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(b) Payments. Interest due on the Committed Revolving Line is payable monthly on the first day of each month. Interest due on the Equipment Advances, the Equipment A Advances and the Equipment B Advances is payable monthly on the first day of each month as provided in Section 2.1(e). Bank may debit any of Borrower’s deposit accounts for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts in accordance with its customary procedures. These debits are not set-offs. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.”

Silicon Valley Bank	Amendment to Loan Agreement

5. Modified Section 6.7. Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.7 Financial Covenants.

(A)	Borrower will maintain as of the last day of each month a ratio of:

(i)	Quick Assets to

(ii)	Current Liabilities plus the aggregate amount of all Obligations hereunder to the extent not otherwise included within Current Liabilities less deferred revenue,

of at least 0.95 to 1.00;

PROVIDED, that the Subordinated Indebtedness owing to Venture Lending & Leasing IV, Inc. that is subject to the VLL Subordination Agreement shall be deemed excluded for purposes of determining the amount of Current Liabilities in the foregoing financial covenant ratio.

(B)	Borrower shall not incur EBITDA consisting of a loss in excess of the following amounts for the indicated periods: <S1,275,000> for the fiscal quarter ending March 31, 2005; <$950,000> for the fiscal quarter ending June 30, 2005; and <$100,000> for the fiscal quarter ending September 30, 2005. For each quarter end period after September 30, 2005, Borrower shall achieve positive EBITDA.

As used herein the term “EBITDA” shall mean, on a consolidated basis, Borrower’s earnings before interest, taxes, depreciation and other non-cash amortization expenses and other non-cash expenses of Borrower, determined in accordance with generally accepted accounting principles, consistently applied.”

6. New Definition. Section 13 of the Loan Agreement is hereby amended by adding the defined term of “Equipment B Advances” thereto and inserting such definition in their appropriate alphabetical order in such Section, and with such definition reading as follows:

“ ‘Equipment B Advances’ has the meaning set forth in Section 2.1.3B hereof.”

7. Revised Definitions. Section 13 of the Loan Agreement is hereby amended by amending and restating the definitions of “Committed Revolving Line”, “Obligations”, “Other Equipment”, and “Revolving Maturity Date” to read, respectively, as follows:

“ ‘Committed Revolving Line’ is an aggregate amount of Revolving Advances of up to Five Million Dollars ($5,000,000).

‘Obligations’ are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including with respect to letters of credit, if any,

Silicon Valley Bank	Amendment to Loan Agreement

and other credit accommodations extended to the Borrower, together with interest accruing after Insolvency Proceedings of the Borrower begin and debts, liabilities, or obligations of Borrower assigned to Bank and shall include without limitation all Revolving Advances, Equipment Advances, Equipment A Advances and Equipment B Advances, and all interest, fee and other expenses as applicable as set forth herein pertaining thereto.

‘Other Equipment’ shall mean (A) for purposes of Equipment Advances under Section 2.1.3 hereof, furnishings, demo or placement units and other items of equipment and related personal property purchased by Borrower more than 180 days prior to the date of the proposed Equipment Advance (but in no event earlier than January 1, 2001), together with other items that the Bank determines to be acceptable to it in its discretion and (B) for purposes of Equipment A Advances and Equipment B Advances, leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, demo or placement units, training expenses, and other intangible property and soft costs acceptable to Bank.

‘Revolving Maturity Date’ is April 30, 2006.”

8. Fee. Borrower shall pay to Bank a facility fee in connection herewith in the amount of $37,500 , which shall be in addition to interest and to all other amounts payable under the Loan Agreement, and which shall not be refundable.

9. Conditions to Effectiveness. The following shall be conditions precedent to the effectiveness of this Agreement:

9.1 Executed Counterparts: Certified Resolutions. Borrower shall deliver to Bank fully executed and authorized counterparts of this Amendment together with certified corporate resolutions relating hereto that authorize the execution and delivery of this Amendment and the incurring of the obligations referenced herein;

9.2 Delivery of Stock Warrant. Borrower shall deliver to Bank a warrant to purchase 6,123 shares of Series C Preferred stock of Borrower at an initial exercise price per share equal to $1.96, in form and substance acceptable to Bank; and

9.3 Payment of Fee and Bank Expenses. Borrower shall pay to Bank the fee referred to in Section 8 above plus all Bank Expenses due and payable on the closing date hereof.

10. Representations True. Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as amended hereby, are true and correct.

11. General Provisions. The amendments and modifications set forth in this Agreement shall be deemed effective as of the date hereof when all conditions to effectiveness have been

Silicon Valley Bank	Amendment to Loan Agreement

satisfied, as Bank has determined. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Bank:

SENORX, INC.		SILICON VALLEY BANK

By	/s/ Lloyd Malchow	By	/s/ [Illegible]
Title	President & CEO	Title	Relationship Manager

Silicon Valley Bank

Amendment to Loan Agreement

Borrower:	SenoRx, Inc.

Dated as of:	March 27, 2006

THIS AMENDMENT TO LOAN AGREEMENT (“Agreement”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is hereby made to the Loan and Security Agreement between Bank and Borrower dated March 15, 2002 (as amended from time to time, the “Loan Agreement”). Capitalized terms used herein and not expressly defined shall have the meaning ascribed such terms in the Loan Agreement.

The parties agree as follows, effective as of the date hereof:

1. Prior Draft Amendment Not Effective. The parties hereto acknowledge that a proposed Amendment to Loan Agreement with a date of “February     , 2006” was signed by the Borrower (the “Draft Amendment”). The Draft Amendment, however, was never implemented nor deemed effective by the parties and therefore the Draft Amendment shall be considered of no force or effect.

2. Provisions Regarding Certain Defaults.

(a) EBITDA Covenant Default; Limited Waiver: Borrower has advised Bank that it has failed to comply with the EBITDA covenant set forth in Section 6.7(B) of the Loan Agreement as applicable prior to the effectiveness of this Amendment for the quarter end period of December 31, 2005 (the “EBITDA Breach”). Subject to all the terms and conditions set forth herein, Bank hereby waives the Event of Default arising from EBITDA Breach.

(b) Quick Ratio Covenant Defaults; Limited Waiver: Borrower has advised Bank that it has failed to comply with the adjusted quick ratio covenant set forth in Section 6.7(B) of the Loan Agreement as applicable prior to the effectiveness of this Amendment for the periods ending of January 31, 2006 and February 28, 2006 (the “Quick Ratio Breaches”). Subject to all the terms and conditions set forth herein, Bank hereby waives the Events of Default arising from Quick Ratio Breaches.

(c) Reporting Covenant Default; Further Extension of Date. Borrower has failed to comply with Section 6.2(a)(ii) of the Loan Agreement which requires that Borrower deliver to Bank audited financial statements within 180 days following the end of Borrower’s fiscal year for Borrower’s fiscal year ended 2004, as previously extended to January 15, 2006 (such default being referred to herein as the “Reporting Default”). Bank hereby waives the Reporting Default as long as Borrower shall comply with the terms of section 6.2(a)(ii) no later than May 31, 2006; failure to do so by such further extended date shall constitute an Event of Default at such time.

(d) General. It is understood and agreed by the parties hereto that the limited waivers described herein do not constitute an agreement by Bank to waive any other present or future

Events of Default of any kind, nor an agreement by Bank to waive or forbear from exercising Bank’s rights and remedies in the future regarding the foregoing covenants in general, or any other present or future Events of Default under the Loan Agreement.

3. Modification to Section 6.2. Section 6.2 of the Loan Agreement is hereby amended to read as follows:

“6.2 Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 180 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank, subject to the extension for the foregoing regarding the 2004 fiscal year of Borrower as set forth in the; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

(b) Within 20 days after the last day of each month when Revolving Advances are outstanding and in each case prior to making a Revolving Advance when no Revolving Advances are then outstanding, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C (the “Borrowing Base Certificate”), with aged listings of accounts receivable and accounts payable.

(c) Within 30 days after the last day of each month and together with the delivery of the annual audited financial statements above, Borrower will deliver to Bank with each of such applicable financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

(d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.”

4. Modified Section 6.7. Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.7 Financial Covenants.

(A) Borrower will maintain as of the last day of each month a ratio of:

(i) Quick Assets to

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(ii) Current Liabilities plus the aggregate amount of all Obligations hereunder to the extent not otherwise included within Current Liabilities (provided that the indebtedness that may be owing to Bank under the Oxford Facility shall be excluded from the foregoing) less deferred revenue, of at least 0.95 to 1.00;

PROVIDED, that Subordinated Indebtedness that is subject to a subordination agreement acceptable to Bank shall be deemed excluded for purposes of determining the amount of Current Liabilities in the foregoing financial covenant ratio.

(B) Borrower shall attain quarterly minimum revenues of $5,000,000 for the quarter end period of March 31, 2006 and $5,500,000 for the quarter end period of June 30, 2006.”

5. Revised Definitions. Section 13 of the Loan Agreement is amended to modify the below-indicated definitions as follows:

“‘Committed Revolving Line’ is an aggregate amount of Revolving Advances of up to Three Million Five Hundred Thousand Dollars ($3,500,000).

“‘Revolving Maturity Date’ is September 30, 2006.”

6. Fee. Borrower shall pay to Bank a fee in connection herewith in the amount of $19,000, which shall be in addition to interest and to all other amounts payable under the Loan Agreement, and which shall be non-refundable. Bank may charge such fee to Borrower’s loan account, or any other account of Borrower maintained with Bank.

7. Limitation of Amendments.

A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

B. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

8. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

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B. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

C. The organizational documents of Borrower delivered to Bank in connection with the original execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

E. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

F. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

G. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9. Other General Provisions. This Amendment, the Loan Agreement, any prior written amendments thereto signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

10. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower’s payment of the fee set forth herein plus all Bank Expenses incurred in connection herewith.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Borrower:		Bank:

SENORX, INC.		SILICON VALLEY BANK

By	/s/ Lloyd. H Malchow	By	/s/ [Illegible]
Title	President & CEO	Title	Relationship Manager

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Silicon Valley Bank

Amendment to Loan Agreement

Borrower:	SenoRx, Inc.

Dated as of:	May 19, 2006

THIS AMENDMENT TO LOAN AGREEMENT (“Agreement”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is hereby made to the Loan and Security Agreement between Bank and Borrower dated March 15, 2002 (as amended from time to time, the “Loan Agreement”). Capitalized terms used herein and not expressly defined shall have the meaning ascribed such terms in the Loan Agreement.

The parties agree as follows, effective as of the date hereof:

1. Provisions Regarding Certain Defaults; Etc.

(a) Quick Ratio Covenant Default; Limited Waiver: Borrower has advised Bank that it has failed to comply with the adjusted quick ratio covenant set forth in Section 6.7(A) of the Loan Agreement (the “AQR Covenant”) for the period ending March 31, 2006 (the “Quick Ratio Breach”). Subject to all the terms and conditions set forth herein, Bank hereby waives the Event of Default arising from the Quick Ratio Breach.

(b) Limited Suspension of the AQR Covenant. Further, Borrower has requested that Bank suspend Borrower’s compliance with the AQR Covenant for the period ending April 30, 2006. Bank is agreeable thereto, and subject to the terms and conditions hereof, Bank hereby suspends Borrower’s compliance with the AQR Covenant for the period ending April 30, 2006, and only for such period. Borrower shall recommence compliance with the AQR Covenant for the period ending May 31, 2006 and for all applicable times and periods thereafter as is set forth in the Loan Agreement.

(c) General. It is understood and agreed by the parties hereto that the limited waiver and the limited suspension of compliance with the above-described financial covenant described herein do not constitute an agreement by Bank to waive any other present or future Events of Default of any kind, an agreement by Bank to waive or forbear from exercising Bank’s rights and remedies in the future regarding the foregoing covenants in general, or any other present or future Events of Default under the Loan Agreement, nor an agreement to suspend compliance with any other term or provision of the Loan Agreement now or otherwise in the future.

3. Collateral Examination. It is hereby agreed by the parties hereto that the date for the completion of the Collateral examination pursuant to Section 6.2(d) of the Loan Agreement is hereby extended to June 30, 2006.

4. Limitation of Amendments.

A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

B. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

B. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

C. The organizational documents of Borrower delivered to Bank in connection with the original execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

E. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

F. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

G. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Other General Provisions. This Amendment, the Loan Agreement, any prior written amendments thereto signed by Bank and the Borrower, and the other written documents

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and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower’s payment of the fee set forth herein plus all Bank Expenses incurred in connection herewith.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Borrower:		Bank:

SENORX, INC.		SILICON VALLEY BANK

By	/s/ Lloyd H. Malchow 5/18/06	By	/s/ Illegible
Title	V.P. Finance & C.F.O.	Title	Relationship Manager